                                                                                                EXHIBIT 23

                                        Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-82293
and 333-08115) and Registration Statements on Form S-8 (Nos. 333-50443, 333-101038 and 333-88526) of Edison
International of our report dated March 10, 2004 relating to the financial statements, which appears in the
Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 10, 2004 relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC

Los Angeles, California
March 10, 2004